UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________
FORM 8-K
 ____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 27, 2014
 ____________________

AVAYA INC.
(Exact Name of Registrant as Specified in its Charter)
 ____________________

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

4655 Great America Parkway
Santa Clara, California	95054
(Address of Principal Executive Office)	(Zip Code)
 Registrant’s telephone number, including area code:  (908) 953-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
 ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Avaya Inc. (the "Company") previously disclosed that it is involved in a lawsuit in the U.S. District Court, District of New Jersey, involving Telecom Labs, Inc., TeamTLI.com Corp. and Continuant Inc. (collectively, "TLI/Continuant"), in which TLI/Continuant sought damages of up to $147 million, excluding attorneys’ fees and costs. On March 27, 2014, the jury in the trial concluded its deliberations and found against TLI/Continuant on six of its eight antitrust claims against the Company: monopolization of a post-warranty maintenance aftermarket for the private branch exchange (“PBX”) product; tying of PBX software patches to PBX maintenance; that the Company conspired with its business partners to unreasonably restrain trade in the post-warranty aftermarket of PBXs; monopolization and attempted monopolization of a post-warranty aftermarket for maintenance of predictive dialer systems (“PDS”); and tying of PDS upgrades to PDS maintenance. The jury found in favor of TLI/Continuant with respect to two of its antitrust claims: attempted monopolization of a U.S. post-warranty maintenance aftermarket for the PBX product and tying of PDS software patches and maintenance. As a result, the vast amount of the Company's business is unaffected by the verdict.
The jury awarded damages of $20 million.  In addition, the Company expects TLI/Continuant to make an application for attorneys’ fees and costs and seek an injunction. The Company continues to believe that TLI/Continuant's claims are without merit and unsupported by the facts and law, and the Company intends to defend this matter, including filing post-trial motions with respect to the verdict and the damages award, and an appeal to the United States Court of Appeals for the Third Circuit.   The amount of the damages award as entered in the final judgment following post-trial proceedings is subject to trebling under federal antitrust laws.  Once required, and in order to stay the enforcement of the judgment pending appeal or otherwise, the Company will post a bond in the amount of the final judgment, plus interest. The Company expects to secure posting of the bond through existing resources and may use any or a combination of the issuance of one or more letters of credit under its existing credit facilities and cash on hand.

The information furnished under this Item 7.01 shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filings that such information is to be considered “filed” or incorporated by reference therein.

Forward-Looking Statements
This current report on Form 8-K contains “forward-looking statements." All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or the negative thereof or other variations thereon or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors, including those discussed in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013 under the heading "Risk Factors," may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.
Date: March 27, 2014	By:	/s/ Pamela F. Craven
	Name:	Pamela F. Craven
	Title:	Chief Administrative Officer